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Exhibit 10.5

                      November 4, 2003

CEA Acquisition Corporation
101 East Kennedy Boulevard
Suite 3300
Tampa, Florida 33602

EarlyBirdCapital, Inc.
600 Third Avenue
33rd Floor
New York, New York 10016

    Re:    Initial Public Offering

Gentlemen:

        The undersigned stockholder and special advisor of CEA Acquisition Corporation ("SPAC"), in consideration of EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the SPAC ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

          1.     If the SPAC solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

          2.     In the event that the SPAC fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the SPAC to liquidate as soon as reasonably practicable. The undersigned waives any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Insider Shares.

          3.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the SPAC for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the SPAC of a Business Combination, the liquidation of the SPAC or until such time as the undersigned ceases to be an officer or director of the SPAC, subject to any pre-existing fiduciary obligations the undersigned might have.

          4.     The undersigned acknowledges and agrees that the SPAC will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the SPAC obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the SPAC's stockholders from a financial perspective.

          5.     Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the SPAC prior to the consummation of the Business Combination.

          6.     Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned originates a Business Combination.

          7.     The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the SPAC will enter into with the undersigned and Continental Stock Transfer & Trust Company as escrow agent.

          8.     The undersigned agrees that, during the three year period terminating on September 25, 2006, he will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, member, employee, officer, director, consultant or otherwise) with any Acquisition Fund (as defined in Section 12(v) below) within the United States, unless such Acquisition Fund engages EBC to be the managing underwriter of the initial public offering of the Acquisition Fund's securities.

          The undersigned hereby agrees and acknowledges that (i) EBC would be irreparably injured in the event of a breach by the undersigned of any of his obligations under this paragraph 8, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) EBC shall be entitled to injunctive relief, in addition to any other remedy it may have, in the event of such breach.

          9.     The undersigned's biographical information furnished to the SPAC and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the SPAC and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

            (a)   he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b)   he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

            (c)   he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          10.   I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as a special advisor to the SPAC.

          11.   I authorize any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about my background and finances ("Information"). Neither EBC nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and I hereby release them from liability for any damage whatsoever in that connection.

          12.   As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the SPAC; (ii) "Insiders" shall mean all officers, directors and stockholders of the SPAC immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the SPAC owned by an Insider prior to the IPO; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the SPAC's IPO; and (v)  "Acquisition Fund" shall mean any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more Business Combinations which are unspecified at the time of the securities offering.

HAROLD EWEN Print Name of Insider
/s/ HAROLD EWEN Signature

 Exhibit A

        Harold D. Ewen is our special advisor who will advise us concerning our acquisition of a target business. Since December 2002, Mr. Ewen has been the head of the private equity group of Communications Equity Associates. Mr. Ewen was president of Communications Equity Associates from July 1982 until December 1991 and was its vice chairman from December 1991 until December 2002. Mr. Ewen helped found Communications Equity Associates' private equity activity in 1992. He currently sits on the board of directors and Investment Committees of the Communications Equity Associates funds in the United States, Central Europe, Western Europe, Asia, Australia and Latin America. Mr. Ewen received a B.S. in business from Butler University and a J.D. (cum laude) from the Indiana University School of Law.

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Exhibit 10.5
Exhibit A